EXHIBIT (a)(1)(I)(i)
AMERITRADE HOLDING CORPORATION
1996 LONG-TERM INCENTIVE PLAN
STOCK OPTION AGREEMENT
     THIS AGREEMENT, made and entered into as of October 24, 2001 (the “Grant Date”) by and between Ameritrade Holding Corporation (the “Company”) and [Name] (the “Participant”);
WITNESSETH THAT:
     WHEREAS, the Company maintains the Ameritrade Holding Corporation 1996 Long-Term Incentive Plan (the “Plan”); and
     WHEREAS, the Participant is an employee of the Company and was selected by the Committee (as defined in the Plan) to receive the grant of an option under the Plan;
     NOW, THEREFORE, the Company and the Participant hereby agree as follows;
     1. Grant: Option Price. This Agreement evidences the grant to the Participant, pursuant to the terms of the Plan, of an option (the “Option”) to purchase a total of [Number of Options] shares of Stock. The Exercise Price of each share subject to the Option shall be [$ Strike Price]. The Option is not intended to be, and will not be treated as an “incentive stock option” as that term is used in section 422 of the Code.
     2. Vesting. Subject to the terms and conditions of this Agreement, the Option shall become vested and exercisable with respect to 1/4 of the shares of Stock awarded under this Agreement on the first anniversary of the Grant Date, and shall become vested and exercisable with respect to an additional 1/4 of the shares of Stock under this Agreement on each subsequent anniversary until such time as the Option is fully exercisable; provided, however, that no portion of the Option shall vest or become exercisable after the date on which the Participant’s employment with the Company terminates for any reason or after the date of a Forfeiture Event (as described in Exhibit A hereto), whichever is earlier.
     3. Exercise. Subject to the restrictions described in Exhibit A hereto, after the Option becomes vested or exercisable pursuant to paragraph 2 and prior to the Expiration Date (defined below), the Option, to the extent then vested or exercisable, may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters. The exercise notice must be filed prior to the Expiration Date, must specify the number of shares of Stock which the Participant elects to purchase and must be accompanied by payment of the Option Price (including any applicable withholding taxes) for such shares of Stock indicated by the Participant’s election. Payment of the Option Price (and any applicable withholding taxes) shall be by cash or check payable to the Company, by delivery of shares of Stock having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the Option Price for the shares of Stock, or any combination thereof. The Participant may pay the Option Price by authorizing Ameritrade, Inc. (or such other suitable party designated by the Company) to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price

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and any tax withholding resulting from such exercise.
     4. Exercise must occur during the Open Trading Windows, as determined by the Company. In addition, Participants must comply with all Company policies and procedures, including but not limited to, requesting permission to trade prior to exercising options, according to Company Guidelines.
     5. Expiration of Option. The “Expiration Date” for this Option shall be the first to occur of the following:
a.	the ten-year anniversary of the date on which the Option is granted;

b.	the one-year anniversary of the Participant’s termination of employment with the Company, if that termination occurs because of Disability (as defined below);

c.	the one-year anniversary of the Participant’s termination of employment with the Company, if that termination occurs because of Retirement (as defined below);

d.	the one-year anniversary of the Participant’s death;

e.	the three-month anniversary of the Participant’s termination of employment with the Company, if that termination occurs because of reasons other than Retirement, death or Disability; or

f.	immediately upon the Participant’s termination of employment for cause, as defined by the Company in its sole discretion.
     For purposes of this Option, the Participant’s employment with the Company shall be considered to have terminated because of Disability if, at the time of termination, the Participant is eligible for benefits under the applicable Company long-term disability plan. In addition, a Participant’s employment with the Company shall be considered to have terminated because of Retirement if the Participant’s employment terminates after the Participant has attained age 55 and completed at least 10 years of continuous service with the Company.
     5. Nontransferability. The Option shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.
     6. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee and the Committee shall have all of the powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.
     7. Plan Governs. Notwithstanding anything in this Agreement or Exhibit A to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.
     8. Successors. The Agreement and Exhibit A hereto shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of the Company, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Participant.

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     9. Employee and Shareholder Status. This Agreement does not constitute a contract of employment or continued service and does not give the Participant the right to be retained as an employee of the Company. This Agreement does not confer upon the Participant or any holder thereof any right as a shareholder of the Company prior to the issuance of Stock pursuant to the exercise of the Option.
     10. Amendment and Severability. This Agreement may be amended by written agreement of the Participant and the Company, subject to the consent of the Committee, without the consent of any other person. In addition, if any provision, sub-provision or paragraph of this Agreement is found to be unenforceable by a court of competent jurisdiction, it shall not impair the enforceability of the other provisions, sub-provisions, and paragraphs.
     11. Defined Terms. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan or in Exhibit A is similarly used or defined for purposes of this Agreement.
     IN WITNESS WHEREOF, the Participant has hereunto set his or her hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the date first above written and the Participant hereby acknowledges that the terms and conditions of the Agreement and the Exhibit A thereto have been read and understood.

PARTICIPANT

AMERITRADE HOLDING CORPORATION

By:

Its:

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EXHIBIT A
TO NON-QUALIFIED STOCK OPTION AGREEMENT
     The terms and conditions set forth in this Exhibit A, in addition to those in the Ameritrade 1996 Long-Term Incentive Plan (the “Plan”), apply to the Option to purchase shares of Stock granted to the Participant pursuant to the Plan on October 24, 2001. This Exhibit A forms a part of the Agreement evidencing the grant of the Option.
     I. Forfeiture Event. If a Forfeiture Event occurs, the Participant will immediately forfeit any remaining part of the Option and to the extent that he or she has previously exercised any or all of the Option, the Participant will be immediately obligated to pay the Company the Forfeited Amount (defined below). A Forfeiture Event shall mean the earliest of the following events occurring during the “Forfeiture Period” (defined as the period beginning on the date the Option is granted and ending 180 days after the date on which the Participant’s employment with the Company terminates):
     A. Non-Competition
(1)	If the Participant accepts employment with an employer that is in competition with the Company, unless the Participant’s termination of employment is initiated by the Company for reasons other than the Participant’s misconduct;

(2)	If the Participant solicits any employee or customer of the Company to end an existing relationship, contractual or otherwise, with the Company; or

(3)	B. If the Participant engages in any other activity harmful to the interests of or in competition with the Company.
     B. Violation of Employment Agreement
     With respect to any Participant who is a party to an employment agreement with the Company, the violation of any provision of such employment agreement; provided, however, that if the provision of this paragraph B expressly conflict with the terms of any employment agreement, the provisions of the employment agreement will control.
     The Committee, upon recommendation by the Chief Executive Officer (the “CEO”) of the Company (or the senior human resources officer, if so delegated to such individual by the CEO), shall have the sole authority to determine whether a Forfeiture Event has occurred and, if it has occurred, whether to waive the resulting forfeiture. The determination by the Committee shall be final and binding on all parties.
     II. Forfeiture. The exercise of any or all of this Option shall be deemed to be consent to, and authorization of the payment to the Company of any Forfeited Amount. Payment to the Company of any Forfeited Amount will be made by any or all of the following methods, at the sole discretion of the CEO, as required for the Company to recoup the Forfeited Amount:

     A. The Company may subtract any Forfeited Amount from any payments payable to the Participant by the Company or any related entity after the Forfeiture Event;
     B. The Participant will pay to the Company any Forfeited Amount which is not repaid to the Company pursuant to paragraph a. above within 30 days of the Forfeiture Event.
     III. Forfeited Amount. For purposes of this Option, the Forfeited Amount shall mean the aggregate income (net of taxes) realized by the Participant upon the exercise of all or any part of the Option during the 36 months immediately preceding the Forfeiture Event, and shall be computed by multiplying:
A.	the number of shares purchased upon exercise of the Option, or any part of it, during the Forfeiture Period; by

B.	the excess of (1) the Fair Market Value on the date of exercise of one share of Stock over (2) Exercise Price.

AMERITRADE HOLDING CORPORATION
1996 LONG-TERM INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR ALL ASSOCIATES
     THIS AGREEMENT, made and entered into as of September 25, 2003 (the “Grant Date”) by and between Ameritrade Holding Corporation (the “Company”) and [Name] (the “Participant”);
WITNESSETH THAT:
     WHEREAS, the Company maintains the Ameritrade Holding Corporation 1996 Long-Term Incentive Plan (the “Plan”); and
     WHEREAS, the Participant is an employee of the Company and was selected by the Committee (as defined in the Plan) to receive the grant of an option under the Plan;
NOW, THEREFORE, the Company and the Participant hereby agree as follows;
1. Grant: Option Price. This Agreement evidences the grant to the Participant, pursuant to the terms of the Plan, of an option (the “Option”) to purchase a total of [Number of Options] shares of Stock. The Exercise Price of each share subject to the Option shall be [$ Strike Price]. The Option is not intended to be, and will not be treated as an “incentive stock option” as that term is used in section 422 of the Code.
2. Vesting. Subject to the terms and conditions of this Agreement, the Option shall become vested and exercisable with respect to 1/4 of the shares of Stock awarded under this Agreement on the first anniversary of the Grant Date, and shall become vested and exercisable with respect to an additional 1/4 of the shares of Stock under this Agreement on each subsequent anniversary until such time as the Option is fully exercisable; provided, however, that no portion of the Option shall vest or become exercisable after the date on which the Participant’s employment with the Company terminates for any reason or after the date of a Forfeiture Event (as defined below), whichever is earlier.
3. Exercise. Subject to the restrictions contained herein, after the Option becomes vested or exercisable pursuant to paragraph 2 and prior to the Expiration Date (defined below), the Option, to the extent then vested or exercisable, may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters. The exercise notice must be filed prior to the Expiration Date, must specify the number of shares of Stock which the Participant elects to purchase and must be accompanied by payment of the Option Price (including any applicable withholding taxes) for such shares of Stock indicated by the Participant’s election. Payment of the Option Price (and any applicable withholding taxes) shall be by cash or check payable to the Company, by delivery of shares of Stock having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the Option Price for the shares of Stock, or any combination thereof. The Participant may pay the Option Price by authorizing Ameritrade, Inc. (or such other suitable party designated by the Company) to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise. Participant shall be subject to all Company polices and procedures, including, but not limited to, the Company’s Insider Trading Policy.
4. Expiration of Option. The “Expiration Date” for this Option shall be the first to occur of the following:

(a)	the ten-year anniversary of the date on which the Option is granted;

(b)	the one-year anniversary of the Participant’s termination of employment with the Company, if such termination occurs because of Disability (as defined below);

(c)	the one-year anniversary of the Participant’s termination of employment with the Company, if such termination occurs because of Retirement (as defined below);

(d)	the one-year anniversary of the Participant’s death;

(e)	the three-month anniversary of the Participant’s termination of employment with the Company, if such termination occurs because of reasons other than Retirement, death or Disability; or

(f)	Immediately upon the Participant’s termination of employment for Cause (as defined by the Company in its sole discretion).
For purposes of this Option, the Participant’s employment with the Company shall be considered to have terminated because of Disability if, at the time of termination, the Participant is eligible for benefits under the applicable Company long-term disability plan. In addition, a Participant’s employment with the Company shall be considered to have terminated because of Retirement if the Participant’s employment terminates after the Participant has attained age 55 and completed at least 10 years of continuous service with the Company.
5. Nontransferability. The Option shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.
6. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee and the Committee shall have all of the powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.
7. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.
8. Successors. This Agreement shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of the Company, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Participant.
9. Employee and Shareholder Status. This Agreement does not constitute a contract of employment or continued service and does not give the Participant the right to be retained as an employee of the Company. This Agreement does not confer upon the Participant or any holder thereof any right as a shareholder of the Company prior to the issuance of Stock pursuant to the exercise of the Option.
10. Amendment and Severability. This Agreement may be amended by written agreement of the Participant and the Company, subject to the consent of the Committee, without the consent of any other person. If any provision, sub-provision or paragraph of this Agreement is found to be unenforceable by a court of competent jurisdiction, it shall not impair the enforceability of the other provisions, sub-provisions, and paragraphs.
11. Defined Terms. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Agreement.

12. Forfeiture of Benefits.
(a)	Forfeiture Event. If a Forfeiture Event occurs, the Participant will immediately forfeit any remaining part of the Option and to the extent that he or she has previously exercised any or all of the Option, the Participant will be immediately obligated to pay the Company the Forfeited Amount (defined below). A Forfeiture Event shall mean the earliest of the following events occurring during the “Forfeiture Period” (defined as the period beginning on the date the Option is granted and ending 180 days after the date on which the Participant’s employment with the Company terminates):
(i)	Non-Competition.
(1)	If the Participant accepts employment with an employer that is in competition with the Company, unless the Participant’s termination of employment is initiated by the Company for reasons other than the Participant’s misconduct;

(2)	If the Participant solicits any employee or customer of the Company to end an existing relationship, contractual or otherwise, with the Company; or

(3)	If the Participant engages in any other activity harmful to the interests of or in competition with the Company.
(ii)	Violation of Employment Agreement. With respect to any Participant who is a party to an employment agreement with the Company, the violation of any provision of such employment agreement; provided, however, that if the provision of this Agreement expressly conflict with the terms of any employment agreement, the provisions of the employment agreement will control.
The Committee, upon recommendation by the Chief Executive Officer (the “CEO”) of the Company (or the senior human resources officer, if so delegated to such individual by the CEO), shall have the sole authority to determine whether a Forfeiture Event has occurred and, if it has occurred, whether to waive the resulting forfeiture. The determination by the Committee shall be final and binding on all parties.
(b)	Forfeiture. The exercise of any or all of this Option shall be deemed to be consent to, and authorization of the payment to the Company of any Forfeited Amount. Payment to the Company of any Forfeited Amount will be made by any or all of the following methods, at the sole discretion of the CEO, as required for the Company to recoup the Forfeited Amount:
(i)	The Company may subtract any Forfeited Amount from any payments payable to the Participant by the Company or any related entity after the Forfeiture Event;

(ii)	The Participant will pay to the Company any Forfeited Amount which is not repaid to the Company pursuant to the immediately preceding paragraph within 30 days of the Forfeiture Event; and/or

(iii)	The Participant will return any shares resulting from a stock option exercise, if not previously sold, to the Company.

(c)	Forfeited Amount. For purposes of this Option, the Forfeited Amount shall mean either exercised Option shares or the aggregate income, including withholding (shall be computed by multiplying the number of shares purchased upon exercise of the Option, or any part of it, during the Forfeiture Period by the excess of (1) the Fair Market Value on the date of exercise of one share of Stock over (2) Exercise Price) realized by the Participant upon the exercise of all or any part of the Option during the 36 months immediately preceding the Forfeiture Event.
* * * * * * *
     IN WITNESS WHEREOF, the Participant has hereunto set his or her hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the date first above written and the Participant hereby acknowledges that the terms and conditions of this Agreement have been read and understood.

PARTICIPANT

AMERITRADE HOLDING CORPORATION

By:

Its: